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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 ---------------

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    August 5, 2003

                        Hector Communications Corporation
              -----------------------------------------------------
             (Exact name of Registrant as specified in its charter)


               Minnesota            0-18587          41-1666660
         --------------------- ---------------- ------------------
            (State or other      (Commission      (IRS Employer
             jurisdiction       File Number)      Identification
           of incorporation)                           No.)

                    211 South Main Street
                    Hector, Minnesota             55342
                 --------------------------  --------------
                    (Address of principal      (Zip Code)
                     executive offices)

Registrant's telephone number, including area code (320) 848-6611



Item 9. Regulation FD Disclosure.

The following information is furnished pursuant to Item 12, "Results of Operations and Financial Condition."

On August 5, 2003, Hector Communications Corporation (the "Company") reported its financial results for its second fiscal quarter ended June 30, 2003. See the Company's press release dated August 5, 2003, which is furnished as Exhibit 99 and incorporated by reference in this Current Report on Form 8-K.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                             Hector Communications Corporation

Date: August 6, 2003         By  /s/ Charles A. Braun
                                -------------------------------------------
                                 Charles A. Braun
                                 Chief Financial Officer

  No.                       Exhibit                       Manner of Filing
------    -------------------------------------------   --------------------
99        Press Release dated August 5, 2003.           Filed Electronically


Contact: Curtis A. Sampson, Chairman and Chief Executive Officer Steven H. Sjogren, President
                  Paul N. Hanson, Vice President and Treasurer

For Immediate Release

                   Hector Communications Corporation Reports
              Revenues and Earnings for the second quarter of 2003

August 5, 2003--Hector, MN--Hector Communications Corporation (AMEX: HCT) today reported revenues of $10,345,000 for the three months ended June 30, 2003, an increase of 8% from $9,557,000 in 2002. The revenue increase was almost entirely due to access revenues which were negatively affected by the bankruptcy filings of interexchange carriers in 2002. Operating income increased 26% to $2,662,000 in 2003 from $2,106,000 in 2002. Income from the Company's investment in Midwest Wireless Holdings LLC was $886,000 in the 2003 period compared to $727,000 in 2002. The Company recorded gains on sales of cable television systems totaling $1,081,000 in the 2003 period. Net income came to $1,568,000 or $.42 per diluted share in 2003, compared to $738,000 or $.19 per diluted share in 2002.

Revenues for the first six months of 2003 were $20,838,000, an increase of 7% from $19,416,000 in the same period of 2002. Operating income increased 18% to $5,483,000 in 2003 from $4,663,000 in 2002. Income from the Company's investment in Midwest Wireless Holdings LLC was $1,692,000 in the 2003 period compared to $1,520,000 in 2002. . The Company recorded gains on sales of cable television systems totaling $1,081,000 ($.12 per diluted share net of income taxes and minority interest) in the 2003 period. Income before the cumulative effect of a change in accounting principle for the 2003 period was $2,695,000 or $.72 per diluted share, compared to $1,822,000 or $.48 per diluted share in 2002.

During the first half of 2002, the Company tested the value of its goodwill and intangible assets as required under the provisions of Statement of Financial Accounting Standards No. 142. As a result of this test, the Company concluded that the carrying value of the goodwill and intangible assets in certain of its operating units exceeded the market value. Accordingly, the Company recognized an impairment loss, net of income taxes and minority interest of $3,147,000 ($.83 per diluted share) and recorded it as a cumulative effect of change in accounting principle against first quarter 2002 earnings. The Company's net loss for the first six months of 2002, after the impairment loss, was $1,324,000 or $.35 per diluted share.

The Company completed the Alliance Telecommunications Corporation breakup transactions on July 7, 2003, which was subsequent to the end of the periods reported herein. In the transactions, Golden West Telecommunications Cooperative, Inc. and Alliance Communications Cooperative, Inc. exchanged their minority interests in Alliance for two rural ILECs which serve 8,650 telephone access lines and 2,400 cable television customers. Revenues and operating income from these operations in the first six months of 2003 totaled $4,751,000 and $1,909,000, respectively. The Company's ownership interest in Midwest Wireless Holdings, LLC was reduced from 10.4% to 8.0%. The Company's debt to CoBank, incurred in the 1996 purchase of Ollig Utilities ($37,311,000 at June 30, 2003) was reduced by $13,145,000. On a pro forma basis, if this transaction had occurred effective January 1, 2003 the Company's net income for the first six months of 2003 would have been reduced to $2,536,000 and net income per diluted share would have been reduced to $.68.

Curtis A. Sampson, chairman and chief executive officer, said he was encouraged that the Company grew revenues and operating income in the first half of 2003, despite the down economy. He said the two small groups of cable television systems totaling 2,100 subscribers were sold because they did not fit into the Company's plan to streamline operations. He also said that, while the breakup of Alliance will make the Company appear smaller in future periods, completion of the breakup will assist efforts to pare down future operating costs. As it will be difficult to achieve significant revenue growth in the current regulatory and competitive environment, cost control will be increasingly important to the achievement of the Company's profit goals.

Hector Communications Corporation is a telecommunications holding company which, through its wholly-owned and majority-owned subsidiaries, provides telecommunications services in rural communities in Minnesota, Wisconsin, South Dakota, North Dakota and Iowa. Following the breakup of Alliance, the Company serves 30,100 telephone access lines, 9,100 cable television subscribers and 10,200 internet customers and has minority ownership interests in many other telecommunications companies.

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From time to time in reports filed with the Securities and Exchange Commission, in press releases, and in other communications to shareholders and the investing public, the Company may make statements regarding the Company's future financial performance. Such forward looking statements are subject to risks and uncertainties, including but not limited to, the effects of the Telecommunications Act, new technological developments which may reduce barriers for competitors entering the Company's local exchange or cable television markets, higher than expected expenses and other risks involving the telecommunications industry generally. All such forward-looking statements should be considered in light of such risks and uncertainties.
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                                       2

               Hector Communications Corporation and Subsidiaries
                                Earnings Summary

                                                    Three Months Ended June 30
                                                         2003             2002
                                                  ------------      -----------
Revenues                                          $ 10,344,697      $ 9,557,447
Operating income                                     2,661,767        2,106,259
Other income (expense):
  Income from investments:
    Midwest Wireless Holdings, LLC                     885,654          726,869
    Other unconsolidated affiliates                    122,629           20,461
  Gain on sale of cable television systems           1,080,723
  Other income                                          86,757           73,253
  Interest expense                                  (1,230,679)      (1,217,267)
                                                  ------------      -----------
    Net other income (expense)                         945,084         (396,684)

Income before income taxes and minority interest     3,606,851        1,709,575
Income tax expense                                   1,443,000          677,000
Income before minority interest                      2,163,851        1,032,575
Minority interest in earnings of Alliance
 Telecommunications Corp.                              595,816          294,870
                                                  ------------      -----------
Net Income                                        $  1,568,035      $   737,705
                                                  ============      ===========


Basic net income per common share:
  Before cumulative effect of change in
   accounting principle                           $        .45      $       .21
  Cumulative effect of accounting change
                                                  ------------      -----------
                                                  $        .45      $       .21
                                                  ============      ===========

Diluted net income per share:
  Before cumulative effect of change in
   accounting principle                           $        .42      $       .19
  Cumulative effect of accounting change
                                                  ------------      -----------
                                                  $        .42      $       .19
                                                  ============      ===========

                                                      Six Months Ended June 30
                                                         2003             2002
                                                  ------------      -----------
Revenues                                          $ 20,838,284      $19,416,043
Operating income                                     5,483,099        4,663,011
Other income (expense):
  Income from investments:
    Midwest Wireless Holdings, LLC                   1,692,018        1,520,217
    Other unconsolidated affiliates                    131,270          106,932
  Gain on sale of cable television systems           1,080,723
  Other income                                         181,377          168,534
  Interest expense                                  (2,448,911)      (2,346,733)
                                                  ------------      -----------
    Net other income (expense)                         636,477         (551,050)

Income before income taxes and minority interest     6,119,576        4,111,961
Income tax expense                                   2,449,000        1,597,000
Income before minority interest                      3,670,576        2,514,961
Minority interest in earnings of Alliance
 Telecommunications Corp.                              976,023          692,531
                                                  ------------      -----------
Income before cumulative effect of change in
  accounting principle                               2,694,553        1,822,430
Cumulative effect of change in accounting
  principle, net of income taxes and
  minority interest                                                  (3,146,569)
                                                  ------------      -----------
Net income (loss)                                 $  2,694,553      $(1,324,139)
                                                  ============      ===========


Basic net income per common share:
  Before cumulative effect of change in
    accounting principle                          $        .78      $       .52
  Cumulative effect of accounting change                                   (.90)
                                                  ------------      -----------
                                                  $        .78      $      (.38)
                                                  ============      ===========

Diluted net income per share:
  Before cumulative effect of change in
    accounting principle                          $        .72      $       .48
  Cumulative effect of accounting change                                   (.83)
                                                  ------------      -----------
                                                  $        .72      $      (.35)
                                                  ============      ===========

               Hector Communications Corporation and Subsidiaries
                             Condensed Balance Sheet

                                                      June 30       December 31
                                                         2003             2002
                                                  ------------     ------------
Cash                                              $ 19,848,854     $ 12,020,186
Other current assets                                10,010,214        6,888,678
Property, plant and equipment, net                  53,155,110       56,665,798
Excess of cost over net assets acquired, net        48,104,320       49,074,993
Investment in Midwest Wireless Holdings, LLC        17,502,877       16,232,707
Investments in other unconsolidated affiliates       4,349,880        4,373,597
Other investments                                    8,569,625        8,818,502
Other assets                                           400,426          411,499
                                                  ------------      -----------
Total Assets                                      $161,941,306     $154,485,960
                                                  ============     ============

Notes payable and current portion of
  long-term debt                                  $  7,877,000     $  7,364,600
Other current liabilities                            6,417,404        5,826,281
Long-term debt, less current portion                77,492,479       75,147,560
Deferred taxes and credits                           5,902,525        5,894,308
Deferred compensation                                  964,010          976,179
Minority interest in Alliance
  Telecommunications Corp.                          18,009,817       17,027,697
Stockholders' equity                                45,278,071       42,249,335
                                                  ------------     ------------
Total Liabilities and Stockholders' Equity        $161,941,306     $154,485,960
                                                  ============     ============

                                       4